CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Silver Standard Resources Inc. of our report dated February 20, 2014 relating to the consolidated financial statements and the effectiveness of the internal control over financial reporting, which appears in Silver Standard Resources Inc.’s Annual Report on Form 40-F for the year ended December 31, 2013.

signed “PricewaterhouseCoopers”

Chartered Accountants
Vancouver, British Columbia
August 12, 2014

PricewaterhouseCoopers LLP
PricewaterhouseCoopers Place, 250 Howe Street, Suite 700, Vancouver, British Columbia, Canada V6C 3S7
T: +1 604 806 7000, F: +1 604 806 7806, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.